First Amendment to Pooled Patents Agreement
This First Amendment to the Pooled Patents Agreement (the “First Amendment”) is effective as of the date of last signature found below between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 ("Illumina") and Sequenom, Inc., a Delaware corporation, having a place of business at 3595 John Hopkins Court, San Diego CA 92121 (“Sequenom”). Sequenom and Illumina may be referred to herein as “Party” or “Parties.”
WHEREAS, the Parties entered into the Pooled Patents Agreement, dated December 2, 2014 (“Agreement”);
WHEREAS, the Parties have been discussing a lowering of Test Fees in accordance with Section 3.2(c)(iii), and on March 25, 2016 the Parties reached agreement in accordance with Sections 3.2(c)(iii)(1) and (3) (such date referred to as the “Lowering Date”);
WHEREAS, the Parties desire to amend the Agreement to implement their agreement reached on the Lowering Date; and
WHEREAS, for good and valuable consideration, the Parties agree to amend the Agreement as follows:

1.	Schedule 1 is deleted in its entirety and replaced with the attached new Schedule 1.

2.	Section 7.1(b)(xi) is hereby deleted in its entirety and replaced with the following:
“(xi)    any agreement entered into by Sequenom or any Affiliate of Sequenom prior to the Effective Date granting rights under any Sequenom Patent (prior to assignment and novation of the CUHK Licenses (2008/2011)) includes an obligation for the grantee to pay Test Fees to Sequenom or such Affiliate that are in an amount that is materially consistent with (or higher than) the Test Fee amounts (based on currency exchange rates in effect on the Effective Date) set forth on Schedule 1 (excluding Section 5 and the additional $20 fee pursuant to Section 3 of Schedule 1);”

3.	Section 7.1(c)(v) is hereby deleted in its entirety and replaced with the following:
“(v)    it intends to continue prosecuting the ongoing disputes it has with Existing Illumina Litigants in a manner that, if successful, would lead to an obligation, on each such Existing Illumina Litigant that intends to perform on a going forward basis an NIPT LDT Test that is covered by a Valid Issued Claim under the Illumina Patents (excluding the CUHK Patents), to take a license under such Illumina Patents in exchange for consideration payable to Illumina that is consistent with the Test Fee amounts set forth on Schedule 1 (excluding Section 5 and the additional $20 fee pursuant to Section 3 of Schedule 1);”

4.	Section 7.1(c)(ix) is hereby deleted in its entirety and replaced with the following:
“(ix)    except as set forth on Schedule 7.1(c)(ix), any agreement entered into by Illumina or any Affiliate of Illumina prior to the Effective Date granting rights under any Illumina Patent (excluding the CUHK Patents) includes an obligation for the grantee to pay Test Fees to Illumina or such Affiliate that are materially consistent with (or higher than) the Test Fee amounts (based on currency exchange rates in effect on the Effective Date) set forth on Schedule 1 (excluding Section 5 and the additional $20 fee pursuant to Section 3 of Schedule 1);”

5.	Schedule 7.1(c)(ix) is hereby deleted in its entirety and replaced with the following:
“Two Existing Illumina Licensees (each an Illumina Technology Partner) are currently paying volume-based Test Fees to Illumina that are at or higher than the volume-based Test Fee amounts set forth on Schedule 1 (excluding Section 5 and the additional $20 fee pursuant to Section 3 of Schedule 1), however, as of the Effective Date, each such licensee is subject to a volume-based Test Fee schedule that would permit that licensee to pay Test Fees in an amount that is below the Test Fee amount on Schedule 1 (excluding Section 5)

at such time (if ever) it achieves a certain cumulative volume and thereafter until (1) December, 2016, for one licensee or (2) January 2017, for the other licensee.
Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. All capitalized terms not defined in this First Amendment shall have the meaning ascribed to them in the Agreement.
IN WITNESS WHEREOF, the Parties have signed this First Amendment as of the dates indicated below.

ILLUMINA		SEQUENOM
By:	/s/ Jeff Eidel	By:	/s/ Dereck Tatman
Name:	Jeffrey Eidel	Name:	Dereck Tatman
Title:	VP Corporate Development	Title:	SR VP Business Development
Date:	April 20, 2016	Date:	April 21, 2016